Q2 2022 Earnings Update August 2022

SAFE HARBOR STATEMENTS Forward-Looking Statements: Certain statements in this presentation may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations, primarily with respect to our future operating, financial and strategic performance. These statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the impact of the COVID-19 global pandemic and related measures taken by governmental or regulatory authorities to combat the global pandemic, including the impact of the global pandemic on our results of operations, financial condition and liquidity; our achievement of certain expected revenue results, including as a result of factors or events that are unexpected or otherwise outside of our control; our ability to generate sufficient cash flows to service our debt and other obligations and our ability to access capital, including debt or equity; general economic or business conditions affecting the radio broadcasting industry which may be less favorable than expected, decreasing spending by advertisers; changes in market conditions which could impair our intangible assets and the effects of any material impairment of our intangible assets; our ability to execute our business plan and strategy; our ability to attract, motivate and/or retain key executives and associates; increased competition in the radio broadcasting industry and our ability to respond to changes in technology in order to remain competitive; shift in population, demographics, audience tastes and listening preferences; disruptions or security breaches of our information technology infrastructure; the impact of current, pending or future legislation and regulations, antitrust considerations, and pending or future litigation or claims; changes in regulatory or legislative policies or actions or in regulatory bodies; changes in uncertain tax positions and tax rates; changes in the financial markets; changes in capital expenditure requirements; changes in interest rates; the possibility that we may be unable to achieve any expected cost-saving or operational synergies in connection with any acquisitions or business improvement initiatives, or achieve them within the expected time periods or other risks identified from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent filings. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matter could significantly alter our actual results or our operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise. Non-GAAP Measures: In addition to U.S. GAAP financial measures, this presentation includes certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP and may differ from non-GAAP measures used by other companies in our industry. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may differ from similar measures presented by other companies. With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking EBITDA to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the amounts required to reconcile such measure. The unavailable information could have a significant impact on the company's future financial results. All reconciliations of non-GAAP financial measures to the most directly comparable GAAP measure are set forth in the Appendix to this presentation. 2

Q2 2022 EARNINGS KEY HIGHLIGHTS CONTINUED SUCCESS OF AUDIO-FIRST STRATEGY REFLECTED IN FINANCIAL RESULTS CURRENT OUTLOOK & STRONG BALANCE SHEET SUPPORT EXECUTION OF CAPITAL RETURN PROGRAM +5% YoY Total Revenue Growth (driven by strength in local spot and digital revenue streams) +20% YoY Digital Revenue Growth (with digital now representing 16% of revenue, up from 7% in 2019) +23% YoY EBITDA Growth (from $36.9 mm to $45.5 mm) $50M Bond Buyback in Q2 ($3.4mm of run-rate annualized cash interest expense savings) Trending to Low End of $175-200M 2022 EBITDA Guidance ($166 mm of LTM EBITDA as of 6/30/22) <3.5x Net Leverage Target $31M YTD Cash from Operations (in addition to $69 mm in 2021 and $33 mm in 2020) ~280bps YoY EBITDA Margin Improvement 3.8x Net Leverage Ratio (down from 4.7x at 12/31/21, lowest in a decade and best among peers) 3 $25M Share Buyback in Q2 (Additional $25 mm capacity under previously announced authorization)

2020 2021 LTM Q2 2022 $815 $916 $959 STRATEGY EXECUTION & POST-PANDEMIC RECOVERY DRIVING STRONG FINANCIAL MOMENTUM TOTAL REVENUE ($ MM) $82 $135 $166 2020 2021 LTM Q2 2022 2022 Guidance EBITDA ($ MM) +18% Growth +21% (ex-political) +102% Growth +171% (ex-political) Margin 10.1% Margin 14.7% Margin 17.3% Range: $175-200 4

$711 $629 $635 YE 2020 YE 2021 Q2 2022 8.7x 4.7x 3.8x <3.5x CONTINUED FOCUS ON DE-LEVERAGING PROVIDING SIGNIFICANT FINANCIAL FLEXIBILITY Target Net Leverage Ratio Cash $272 $177 $109 NET DEBT AND NET LEVERAGE ($ MM) DELIVERY OF SUBSTANTIAL & ONGOING DE-LEVERAGING FOCUS ON 2022 RETURN OF CAPITAL AND DEBT PAYDOWN SIGNIFICANT ADDITIONAL LIQUIDITY Achieved net debt reduction of ~$630 mm (50% of outstanding amount) since June 2018 Trending toward net leverage target of <3.5x by year end 2022 Completed $25 mm tender offer in Q2 2022 with $25 mm additional capacity under previously announced authorization for share repurchases YTD debt paydown of $62 mm Extended $100 mm ABL facility to June 2027 (with springing maturity inside of bond maturity) 5 YE 2022 Trend

CUMULUS MEDIA
Q2 2022 INVESTMENT HIGHLIGHTS

- **Audio-First Media Strategy with Fast-Growing Digital Businesses Driving Sustainable Growth**
  → Robust Q2 Results with Total Revenue +5% & Digital Revenue +20%

- **Substantial Fixed Cost Reductions Providing Enhanced Operating Leverage**
  → Q2 EBITDA +23% | EBITDA Margin Increase of ~280bps

- **Recent Performance & Current Visibility Supporting Outlook for EBITDA Growth**
  → Trending To Low End of 2022 EBITDA Guidance of $175-200 mm

- **Continued Cash Flow Generation Resulting in Consistent De-Leveraging Profile**
  → Q2 Net Leverage of 3.8x | Targeting <3.5x by Year End

- **$50 mm Share Repurchase Program Enhancing Shareholder Returns**
  → $25 mm Dutch Tender in Q2 | $25 mm Authorization Remaining

- **Substantial Additional Liquidity Resulting in Continued Capital Allocation Optionality**
  → Flexibility for Accretive M&A and Internal Investments

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Appendix: Company Overview

AN AUDIO-FIRST MEDIA COMPANY and delivering highly efficient TRADITIONAL + DIGITAL advertising & marketing SOLUTIONS… connecting tens of thousands of BUSINESSES… Captivating LISTENERS with engaging, multi-platform audio content in every community in the U.S…. with 250+ million potential CUSTOMERS 8

CUMULUS MEDIA AT A GLANCE

Cumulus Radio STATION GROUP — **405** Stations in **86** Markets

Westwood One — **#1** Network with **~9,500** Affiliates

CUMULUS PODCAST NETWORK — **1.2B+** Annual Podcast Downloads

STREAMING NETWORK — **5.0B+** Annualized Streaming Impressions

C-SUITE CUMULUS MEDIA — **~3K** Digital Marketing Services Clients

LEADING TALENT & BRANDS

News/Talk

Larry O'Connor, Chris Salcedo, Mitch Albom

John Phillips, Hallerin Hilton Hill, Steve Cochran

Sports

Kevin Harlan, Rich Eisen, Greg McElroy

Music & Entertainment

Roula Christie, Kix Brooks, Kenny Smoov

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Appendix: Non-GAAP Reconciliations 10

GLOSSARY OF NON-GAAP TERMS 11 The non-GAAP terms referenced below may be provided on an As-Reported Basis as well as a Same Station Basis. “EBITDA” or “Adjusted EBITDA” “EBITDA Margin” Net income or loss excluding: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any. EBITDA margin equals EBITDA divided by Net Revenue. “EBITDA (ex political)” or “Adjusted EBITDA (ex political)” EBITDA excluding the impact of political advertising. “Net debt” “Net leverage” These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to and in conjunction with results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP. Total debt less cash and cash equivalents. Net debt divided by trailing twelve month Adjusted EBITDA

RECONCILIATIONS TO NON-GAAP TERMS
NET INCOME TO ADJUSTED EBITDA (AS REPORTED BASIS, 2016-2021, EX. POLITICAL)

($ in '000s)	2016	2017	2018	2019	2020	2021
Net (loss) income	$ (510,720)	$ (206,565)	$ 757,581	$ 61,257	$ (59,719)	$ 17,278
Income tax (benefit) expense	(26,154)	(163,726)	(189,212)	22,263	(19,249)	2,982
Non-operating expense, including net interest expense	136,102	127,179	54,260	83,068	68,366	68,856
Local marketing agreement fees	12,824	10,884	4,280	3,500	3,149	1,075
Depreciation and amortization	87,267	62,239	56,106	52,554	52,290	53,545
Stock-based compensation expense	2,948	1,614	3,635	5,301	3,337	5,191
Impairment of assets held for sale	-	-	-	6,165	-	-
Impairment of intangible assets and goodwill	604,965	335,909	-	15,563	4,509	-
Impairment of capitalized software development costs	-	-	-	-	4,139	-
(Gain) loss on sale of assets or stations	(95,695)	(2,499)	261	(55,403)	8,761	(17,616)
Reorganization items, net	-	31,603	(466,201)	-	-	-
Restructuring costs	1,817	19,492	13,649	18,315	14,859	14,604
Franchise taxes	530	558	189	786	815	685
(Gain) loss on early extinguishment of debt	(8,017)	1,063	(201)	(381)	-	(20,000)
Non-routine legal expenses	-	-	-	-	-	8,257
As reported Adjusted EBITDA	**$ 205,867**	**$ 217,751**	**$ 234,347**	**$ 212,988**	**$ 81,257**	**$ 134,857**
Political EBITDA	(15,086)	(5,303)	(18,501)	(5,850)	(23,630)	(4,190)
As reported Adjusted EBITDA, excluding impact of political EBITDA	**$ 190,781**	**$ 212,448**	**$ 215,846**	**$ 207,138**	**$ 57,627**	**$ 130,667**

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13 RECONCILIATIONS TO NON-GAAP TERMS NET INCOME TO ADJUSTED EBITDA (AS REPORTED BASIS, Q2 2022 LTM, EX. POLITICAL) ($ in ‘000s) Q2 2022 LTM Net income $ 52,836 Income tax expense 10,300 Non-operating expense, including net interest expense 65,423 Local marketing agreement fees 404 Depreciation and amortization 54,341 Stock-based compensation expense 5,970 Gain on sale of assets or stations (18,279) Restructuring costs 14,653 Franchise taxes 622 Gain on early extinguishment of debt (21,597) Non-routine legal expenses 1,093 As reported Adjusted EBITDA $ 165,766 Political EBITDA (7,171) As reported Adjusted EBITDA, excluding impact of political EBITDA $ 158,595

14 RECONCILIATIONS TO NON-GAAP TERMS NET INCOME TO ADJUSTED EBITDA (AS REPORTED BASIS, Q2 2021 AND Q2 2022, EX. POLITICAL) ($ in ‘000s) Q2 2021 Q2 2022 Net (loss) income $ (5,891) $ 8,654 Income tax expense 739 3,887 Non-operating expense, including net interest expense 17,777 16,146 Local marketing agreement fees 193 13 Depreciation and amortization 13,163 13,815 Stock-based compensation expense 1,358 1,687 Gain on sale of assets or stations (179) (15) Restructuring costs 2,895 2,245 Franchise taxes 203 256 Gain on early extinguishment of debt --- (1,597) Non-routine legal expenses 6,599 394 As reported Adjusted EBITDA $ 36,857 $ 45,485 Political EBITDA (888) (3,512) As reported Adjusted EBITDA, excluding impact of political EBITDA $ 35,969 $ 41,973 Net revenue $ 224,718 $ 236,741 EBITDA Margin 16.4% 19.2%

RECONCILIATIONS TO NON-GAAP TERMS NET INCOME TO ADJUSTED EBITDA (SAME STATION BASIS, 2019-2020, EX. POLITICAL) 15 2019 2020 Net income (loss) $ 62,705 $ (57,160) Income tax expense (benefit) 22,263 (19,249) Non-operating expense, including net interest expense 83,068 68,366 Local marketing agreement fees 3,500 3,149 Depreciation and amortization 52,522 52,232 Stock-based compensation expense 5,301 3,337 Impairment of assets held for sale 6,165 - Impairment of intangible assets 15,563 4,509 Impairment of capitalized software development costs - 4,139 (Gain) loss on sale of assets or stations (55,427) 7,270 Restructuring costs 18,293 14,839 Franchise taxes 786 815 Gain on early extinguishment of debt (381) - Same Station Adjusted EBITDA $ 214,358 $ 82,247 Political EBITDA (5,738) (23,630) Same Station Adjusted EBITDA, excluding impact of political EBITDA $ 208,620 $ 58,617 ($ in ‘000s)

RECONCILIATIONS TO NON-GAAP TERMS
TOTAL DEBT TO NET DEBT

($ in '000s)	Q2 2018	2018	2019	2020	Q2 2021	Q3 2021	Q4 2021	Q2 2022
Total debt	$ 1,300,000	$ 1,243,299	$ 1,023,688	$ 982,247	$ 825,935	$ 825,935	$ 805,935	$ 743,603
Cash and cash equivalents	37,444	27,584	15,142	271,761	124,978	152,917	177,028	108,694
Net Debt	**$ 1,262,556**	**$ 1,215,715**	**$ 1,008,546**	**$ 710,486**	**$ 700,957**	**$ 673,018**	**$ 628,907**	**$ 634,909**
LTM EBITDA	218,245	234,347	212,988	81,257	105,696	131,193	134,857	165,766
Net Leverage Ratio	**5.8x**	**5.2x**	**4.7x**	**8.7x**	**6.6x**	**5.1x**	**4.7x**	**3.8x**

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